Exhibit 10.15

CAMERON INTERNATIONAL CORPORATION

FIFTH AMENDMENT
TO THE
2005 EQUITY INCENTIVE PLAN

WHEREAS, CAMERON INTERNATIONAL CORPORATION (the “Company”) has heretofore adopted the 2005 EQUITY INCENTIVE PLAN (The “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows, effective May 9, 2007:

1.	A second paragraph shall be added in Section 12.4 Termination of Employment of the Plan as follows:

“In the event of termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award, or otherwise amend or modify the Award in any manner that is not inconsistent with the provisions of the Plan, and either (i) not adverse to such Participant or (ii) consented to by such Participant.”

2.	As amended hereby, the Plan is specifically ratified and reaffirmed.

APPROVED:

/s/ William C. Lemmer
______________________________
William C. Lemmer
Vice President, General Counsel
     and Secretary

Date:  May 9, 2007